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                                                                   Exhibit 23.2
                                                                   ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statement of infoUSA Inc. (formerly American Business Information, Inc.) on Form S-8 of our report dated January 23, 1998, with respect to the audits of the consolidated financial statements and financial statement schedule of infoUSA Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which report is included in the 1998 Annual Report of infoUSA Inc. on Form 10-K.


                                    PRICEWATERHOUSECOOPERS LLP



Omaha, Nebraska
April 27, 1999